Exhibit 3.02.15

BYLAWS

OF

INTRADO SYSTEMS CORP. (formerly known as Positron Public Safety Systems Corp.)

(a Georgia corporation)

ARTICLE I

OFFICES

1. PRINCIPAL OFFICE. The principal office of the corporation shall be in the city, incorporated village or town and the county within the State of Georgia as is designated in the articles of incorporation.

2. ADDITIONAL OFFICES. The corporation may also have offices and places of business at such other places, within or without the State of Georgia, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

SHAREHOLDERS

1. SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the corporation shall set forth thereon the statements prescribed by Section 14-2-625 of the Georgia Business Corporation Code (“Business Corporation Code”) and by any other applicable provision of law, and shall be signed, either manually or in facsimile, by one or more of the following officers: the President, the Secretary, or by one or more officers designated by the Board of Directors. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid. If the certificate is signed in facsimile, then it must be countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. The transfer agent or registrar may sign either manually or by facsimile.

2. FRACTIONAL SHARES OR SCRIP. The corporation may: issue fractions of a share or pay in money the value of fractions of a share; arrange for disposition of fractional shares by or for the account of the shareholders; and issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled “scrip” and must contain the information required by subsection (b) of Section 14-2-625 of the Business Corporation Code. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any conditions considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation shall be so expressed in the entry of transfer.

4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to demand a special meeting, or to take any other action, the Board of Directors of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Code confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETINGS.

a. TIME. The annual meeting shall be held on the first Tuesday in February or on such other date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Code confers the right to call a special meeting upon the shareholders.

b. PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Georgia as the directors shall from time to time fix.

c. CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner, and shall be called by the President at the written request of shareholders holding at least twenty-five (25%) percent of all the votes entitled to be cast on any issue to be considered at the proposed special meeting. Such request shall state the purpose or purposes for the proposed meeting.

d. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The corporation shall notify shareholders of the date, time, and place of each annual and special shareholders’ meeting. Such notice shall be no fewer than ten nor more than sixty days before the meeting date. Unless the Business Corporation Code or the articles of incorporation require otherwise, notice of an annual meeting shall not be required to include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Unless the Business Corporation Code or the articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Code, the articles of incorporation or the Bylaws before or after the time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. The term “notice” as used in this paragraph shall mean notice as prescribed by Section 14-2-141 of the Business Corporation Code.

e. VOTING LIST FOR MEETING. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting. The list must be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, his agent, or his attorney at the time and place of the meeting.

f. CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

g. PROXY REPRESENTATION. A shareholder or his or her agent or attorney in fact may appoint a proxy to vote or otherwise act for him by executing a writing which authorizes another person or other persons to vote or otherwise act on the shareholder’s behalf. Execution may be accomplished by any reasonable means. An appointment of a proxy is effective when received by the inspector of election or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

h. SHARES HELD BY NOMINEES. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

i. QUORUM. Unless the articles of incorporation or the Business Corporation Code provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

j. VOTING. A shareholder may vote his shares in person or by proxy. Unless the articles of incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote. Except under special circumstances, the shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, shares sufficient to elect a majority of the directors of the second corporation. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the articles of incorporation, a Bylaw adopted by the shareholders under Section 14-2-1021 of the Business Corporation Code, or the Business Corporation Code requires a greater number of affirmative votes.

7. ACTION WITHOUT MEETING. Action required or permitted by the provisions of the Business Corporation Code to be taken at a shareholders’ meeting may be taken without a meeting in accordance with the provisions of Section 14-2-704 of the Business Corporation Code if the action is taken by all the shareholders entitled to vote on the action or, if so provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. If action is taken by less than all of the shareholders entitled to vote on the action, all voting shareholders on the record date who did not participate in taking the action shall be given written notice of the action, together with the material described in Section 14-2-704 of the Business Corporation Code, not more than ten days after the taking of action without a meeting. If the Business Corporation Code requires that notice of action by shareholders be given to nonvoting shareholders and the action is taken by voting shareholders without a meeting, the corporation must give its nonvoting shareholders written notice of the action not more than ten days after the taking of action without a meeting. The notice must contain or be accompanied by the same material that, under the Business Corporation Code, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

8. ADJOURNMENT. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

ARTICLE III

BOARD OF DIRECTORS

1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

2. QUALIFICATIONS AND NUMBER. Directors shall be natural persons who are eighteen years of age or older, but need not be shareholders, citizens of the United States, or residents of the State of Georgia. The initial Board of Directors consists of one person, which shall be the number of directors until changed. Thereafter, the number of directors may be fixed or changed from time to time by the shareholders or by the Board of Directors, but shall in no event be less than one.

3. TERMS AND VACANCIES. The terms of the initial directors of the corporation expire at the first shareholders’ meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders’ meeting following their election. A decrease in the number of directors does not shorten an incumbent director’s term. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors, but only for a term of office continuing until the next election of directors by the shareholders and until the election and qualification of the successor. Despite the expiration of a director’s term, he continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

4. MEETINGS.

a. TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

b. PLACE. The Board of Directors may hold regular or special meetings in or out of the State of Georgia at such place as shall be fixed by the Board.

c. CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

d. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time, date and place shall be given to directors for special meetings at least two days’ before the meeting. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice required by the Business Corporation Code, by the articles of incorporation or by these Bylaws before or after the date and time stated in the notice. A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

e. QUORUM AND ACTION. Unless a greater number is required by the Business Corporation Code, the articles of incorporation or these Bylaws, or unless otherwise specifically provided in the Business Corporation Code, a quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the Board of Directors, unless the Business Corporation Code, the articles of incorporation or these Bylaws require the vote of a greater number of directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

f. CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting: the Chairman of the Board, if any; the Vice-Chairman of the Board, if any; the President; or any other director chosen by the Board.

5. RESIGNATION OR REMOVAL OF DIRECTORS. A director may resign at any time by delivering written notice to the Board of Directors, its chairman, or to the corporation. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 14-2-808 of the Business Corporation Code.

6. COMMITTEES. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The provisions of Sections 14-2-820 through 14-2-824 of the Business Corporation Code, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements, apply to committees and their members as well. To the extent specified by the Board of Directors, the articles of incorporation or these Bylaws, each committee may exercise the authority of the Board of Directors under Section 14-2-801 of the Business Corporation Code except such authority as may not be delegated under the Business Corporation Code.

7. ACTION WITHOUT MEETING. Action required or permitted by the Business Corporation Code to be taken at a Board of Directors’ meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE IV

OFFICERS

1. REQUIRED OFFICERS. The corporation shall have a President, one or more Vice-Presidents, a Treasurer and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors. The same individual may simultaneously hold more than one office in the corporation.

2. DUTIES OF OFFICERS. Each officer of the corporation shall have the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the corporation, and provided further, that unless the articles of incorporation or a resolution of the Board of Directors provide otherwise, the President shall have the authority to conduct all ordinary business on behalf of the corporation and may execute and deliver on behalf of the corporation any contract, conveyance, or similar document not requiring approval by the Board of Directors or shareholders as provided in the Business Corporation Code.

3. RESIGNATION OR REMOVAL OF OFFICERS. An officer may resign at any time by delivering notice to the corporation. The Board of Directors may remove any officer at any time with or without cause.

4. TERM OF OFFICE. All officers shall be elected by the Board of Directors and each shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders, or until his successor has been elected or appointed and qualified.

5. COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors, and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.

6. VACANCIES. If an office becomes vacant for any reason, the Board of Directors shall fill the vacancy. Any officer so appointed or elected by the Board of Directors shall serve only until the unexpired term of his predecessor shall have expired unless re-elected by the Board of Directors.

7. THE PRESIDENT. The President shall be the Chief Executive Officer of the Corporation. In absence of the Chairman of the Board, or if there be no Chairman, he shall preside at all meetings of the shareholders and directors; he shall be ex-officio a member of all standing committees, shall have general and active management and control of the business and affairs of the corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

8. THE VICE-PRESIDENT. The Vice-President or, if there be more than one, the Vice-Presidents, in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe.

9. THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall act. The Secretary shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of the Secretary.

10. THE ASSISTANT SECRETARY. During the absence or disability of the Secretary, any Assistant Secretary, or if there be more than one, the one so designated by the Secretary or by the Board of Directors, shall have all the powers and functions of the Secretary.

11. THE TREASURER. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meeting of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

12. THE ASSISTANT TREASURER. During the absence or disability of the Treasurer, any Assistant Treasurer, or if there be more than one, the one so designated by the Treasurer or by the Board of Directors, shall have all the powers and functions of the Treasurer.

ARTICLE V

DIVIDENDS

Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation and the Business Corporation Code.

ARTICLE VI

RESERVES

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Board of Directors shall deem conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII

REGISTERED OFFICE AND AGENT

The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original articles of incorporation.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the corporation shall have a year end of March 31, and shall be subject to change, by the Board of Directors.

ARTICLE IX

CONTROL OVER BYLAWS

The corporation’s Board of Directors may amend or repeal the Bylaws, except as otherwise required by the Business Corporation Code. Notwithstanding the foregoing provision, the corporation’s shareholders may amend or repeal the Bylaws or adopt new Bylaws.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of Positron Public Safety Systems Corp., a corporation of the State of Georgia, as in effect on the date hereof.

WITNESS my hand.

Dated: January 9, 1998

/s/ Reginald Weiser
Reginald Weiser, Secretary of Positron
Public Safety Systems Corp.